Exhibit 4.08

KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.,

ISSUER

VALERO L.P.,

AFFILIATE GUARANTOR

VALERO LOGISTICS OPERATIONS, L.P.,

AFFILIATE GUARANTOR

AND

JPMORGAN CHASE BANK,

TRUSTEE

FIFTH SUPPLEMENTAL INDENTURE

DATED AS OF JULY 1,  2005

TO

INDENTURE

DATED AS OF FEBRUARY 21, 2002

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FIFTH SUPPLEMENTAL INDENTURE, dated as of July 1, 2005 (this “Fifth Supplemental Indenture”), among Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership having its principal office at 2435 North Central Expressway, Richardson, Texas (the “Partnership”), Valero L.P., a Delaware limited partnership and an Affiliate (as defined below) of the Partnership (“Valero”), Valero Logistics Operations, L.P., a Delaware limited partnership and a 100%-owned subsidiary of the Partnership (“Logistics” and together with Valero, each an “Affiliate Guarantor” and collectively the “Affiliate Guarantors”), and JPMorgan Chase Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE PARTNERSHIP

The Partnership and the predecessor to the Trustee have heretofore executed and delivered the Indenture dated as of February 21, 2002 (the “Original Indenture,”), as amended and supplemented by (i) the First Supplemental Indenture thereto dated as of February 21, 2002 (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture thereto dated as of August 9, 2002 and effective as of April 4, 2002 (the “Second Supplemental Indenture”), (iii) the Third Supplemental Indenture thereto dated and effective as of May 16, 2003 (the “Third Supplemental Indenture”) and (iv) the Fourth Supplemental Indenture thereto dated as of May 27, 2003 (the “Fourth Supplemental Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture, being referred to herein as the “Indenture”), providing for the issuance from time to time of one or more series of the Partnership’s Debt Securities, the terms of which are to be determined as set forth in Section 2.03 of the Original Indenture.

Section 9.01 of the Original Indenture provides, among other things, that the Partnership, when authorized by Board Resolutions, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an indenture or indentures supplemental to the Original Indenture for, among other things, the purpose of (i) adding guarantees with respect to any or all of the Debt Securities or (ii) making any changes that would provide any additional rights or benefits to the Holders of the Debt Securities or that do not, taken as a whole, adversely affect the legal rights of any Holder under the Indenture.

Each of the Partnership and the Affiliate Guarantors desires that each Affiliate Guarantor execute and deliver to the Trustee a supplemental indenture pursuant to which the Affiliate Guarantors shall jointly and severally guarantee the payment of each and every series of Debt Securities issued under the Indenture pursuant to a guarantee on the terms and conditions set forth herein.

All acts and things necessary to make this Fifth Supplemental Indenture the valid and binding obligation of the Partnership and each Affiliate Guarantor, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

Pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

Now, Therefore, This Fifth Supplemental Indenture Witnesseth:

That in consideration of the premises, the Partnership, each Affiliate Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of each and every series of Debt Securities, as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

SECTION 1.01 Definitions.  Section 1.01 of the Indenture is hereby amended and supplemented by inserting, in the appropriate alphabetical position, the following definitions:

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Affiliate Guarantees” has the meaning specified in Section 12.01.

“Affiliate Guarantor” means each of Valero L.P., a Delaware limited partnership, and its  100%-owned subsidiary Valero Logistics Operations, L.P., a Delaware limited partnership, in each such case until a successor Affiliate Guarantor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Affiliate Guarantor” shall mean or include each Person who is then an Affiliate Guarantor hereunder.

SECTION 1.02 Unconditional Affiliate Guarantee.  The Indenture is hereby amended and supplemented by inserting the following new Article 12 immediately after Article 11 of the Indenture:

“ARTICLE 12

SECTION 12.01.           Unconditional Affiliate Guarantee.

For value received, each Affiliate Guarantor hereby, jointly and severally, fully, irrevocably, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Debt Securities and all other amounts due and payable under this Indenture and the Debt Securities by the Partnership (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture and the Affiliate Guarantees) (collectively for the purposes of this Article 12, the “Indenture Obligations”), when and as such principal, premium, if any, and interest and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of the Debt Securities and this Indenture.  The guarantees by the Affiliate Guarantors set forth in this Article 12 are referred to herein as the “Affiliate Guarantees.”  Without limiting the generality of the foregoing, the Affiliate Guarantors’ liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Partnership

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under this Indenture and the Debt Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Partnership.

Failing payment when due of any amount guaranteed pursuant to the Affiliate Guarantees, for whatever reason, each Affiliate Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise).  Each Affiliate Guarantee hereunder is intended to be a general, unsecured, senior obligation of each Affiliate Guarantor and will rank pari passu in right of payment with all indebtedness of such Affiliate Guarantor that is not, by its terms, expressly subordinated in right of payment to the Affiliate Guarantee of such Affiliate Guarantor.  Each Affiliate Guarantor hereby agrees that to the fullest extent permitted by applicable law, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Debt Securities, the Affiliate Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Affiliate Guarantor, the recovery of any judgment against the Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Affiliate Guarantor.  Each Affiliate Guarantor hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Debt Securities of any series or any other amounts payable under this Indenture and the Debt Securities by the Partnership, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.04 hereof, by the Holders, on the terms and conditions set forth in this Indenture, directly against each Affiliate Guarantor to enforce its Affiliate Guarantees without first proceeding against the Partnership.

To the fullest extent permitted by applicable law, the obligations of each Affiliate Guarantor under this Article 12 shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Partnership or any Affiliate Guarantor contained in any of the Debt Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Partnership, any Affiliate Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Partnership, any Affiliate Guarantor or the Trustee of any rights or remedies under any of the Debt Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Debt Securities, including all or any part of the rights of the Partnership or any Affiliate Guarantor under this Indenture, (v) the extension of the time for payment by the Partnership or any Affiliate Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Debt Securities or this Indenture or of the time for performance by the Partnership or any Affiliate Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of

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any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Partnership or any Affiliate Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Partnership, any Affiliate Guarantor or any of their respective assets, or the disaffirmance of any of the Debt Securities, any of the Affiliate Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Partnership or any Affiliate Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the Debt Securities, the Affiliate Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Partnership or any Affiliate Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Affiliate Guarantor.

To the fullest extent permitted by applicable law, each Affiliate Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Partnership or any Affiliate Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing its Affiliate Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each Holder of the Debt Securities without notice to them and (iii) covenants that its Affiliate Guarantees will not be discharged except by complete performance of the Affiliate Guarantees.  Each Affiliate Guarantor further agrees that to the fullest extent permitted by applicable law, if at any time all or any part of any payment theretofore applied by any Person to any Affiliate Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of such Affiliate Guarantor, such Affiliate Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Affiliate Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

Each Affiliate Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Partnership in respect of any amounts paid by such Affiliate Guarantor pursuant to the provisions of this Indenture; provided, however, that such Affiliate Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Debt Securities until all of the Debt Securities and the Affiliate Guarantees thereof shall have been indefeasibly paid in full or discharged.

A director, officer, employee, stockholder, partner, member or unitholder, as such, of any Affiliate Guarantor shall not have any liability for any obligations of such Affiliate Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article 12 and the Affiliate

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Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies.  The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.  Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Debt Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law.”

ARTICLE II

MISCELLANEOUS

SECTION 2.01 Execution as Supplemental Indenture.  By its execution and delivery of this Fifth Supplemental Indenture, each of the undersigned Affiliate Guarantors agrees to be bound by the provisions of the Indenture, including those of Article 12 thereof.  This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fifth Supplemental Indenture forms a part thereof.  Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

SECTION 2.02 Responsibility for Recitals, Etc.  The recitals herein and in the Debt Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Debt Securities.  The Trustee shall not be accountable for the use or application by the Partnership of the Debt Securities or of the proceeds thereof.

SECTION 2.03 Provisions Binding on Partnership’s and each Affiliate Guarantor’s Successors.  All the covenants, stipulations, promises and agreements contained in this Fifth Supplemental Indenture by the Partnership and each Affiliate Guarantor shall bind its respective successors and assigns whether so expressed or not.

SECTION 2.04 Governing Law.  THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.05 Execution and Counterparts.  This Fifth Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

SECTION 2.06 Capitalized Terms.  Capitalized terms not otherwise defined in this Fifth Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

Partnership:

KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

By:	Kaneb Pipe Line Company LLC,
Its General Partner

	By:	/s/ Steven A. Blank
Name: Steven A. Blank
Title: Senior Vice President

Affiliate Guarantors:

VALERO L.P.

By:	Riverwalk Logistics, L.P.,
Its General Partner

	By:	Valero GP, LLC,
Its General Partner

	By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

VALERO LOGISTICS OPERATIONS, L.P.

By:	Valero GP, Inc.,
Its General Partner

	By:	/s/ Curtis V. Anastasio
Name: Curtis V. Anastasio
Title: President

Trustee:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Carol Logan
Name: Carol Logan
Title: Vice President